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                            ARTICLES OF INCORPORATION
                                       OF                   EXHIBIT 1(a) 6/12/79
                     INTERCAPITAL HIGH YIELD SECURITIES INC.

                                    * * * * *

                                    ARTICLE I

     The undersigned, Dennis H. Greenwald whose post office address is One Battery Park Plaza, New York, New York 10004, and who is of full legal age, does hereby declare that he is an incorporator intending to form a corporation under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporation.

                                   ARTICLE II

                                      NAME

     The name of the Corporation is INTERCAPITAL HIGH YIELD SECURITIES INC.

                                   ARTICLE III

                                PURPOSES & POWERS

     The purposes for which the Corporation is formed, and its objects, rights, powers and privileges are:

     (1) To conduct and carry on the business of an investment company of the open-end management type;

     (2) To purchase, sell, and generally deal in all forms of securities, including, but not by way of limitation, stocks (preferred and common), notes, bonds, debentures, scrip, warrants, participation certificates, mortgages, commercial paper, choses in action, evidences of indebtedness and other obligations of every kind and description, and in connection therewith to hold part or all of its assets in cash or cash equivalents or money market instruments.

     (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such
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purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine.

     (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue, retire or cancel (all without the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the laws of Maryland and the Articles of Incorporation and by-laws of the Corporation.

     (5) To borrow or raise money for any purposes of the Corporation and from time to time draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidence of indebtedness, and to pledge, hypothecate and borrow upon the credit of the assets of the Corporation;

     (6) To take such action as shall be desirable and necessary to cause its shares to be licensed or registered for sale under the laws of the United States and in any state, county, city or other municipality of the United States, the territories thereof, the District of Columbia or in any foreign country and in any town, city or subdivision thereof.

     (7) To make contracts and generally to do any and all acts and things necessary or desirable in furtherance of any of the corporate purposes or designed to protect, preserve and/or enhance the value of the corporate assets, or to the extent permitted to business corporations authorized under the laws of the State of Maryland, as now or may in the future be authorized by said laws.

     (8) To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes, objects or
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powers hereinbefore set forth to the same extent and as fully as a natural person might or could do, in any part of the world and either alone or in association or partnership with other corporations, firms or individuals.

     (9) To have all the rights, powers and privileges now or hereafter conferred by the laws of the State of Maryland upon a corporation organized under the General Laws of the State of Maryland, or under any act amendatory thereof, supplemental thereto or in substitution therefor;

     (10) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conductive, appropriate or desirable for the accomplishment, carrying out or attainment of all or any of the foregoing purposes, objects or powers.

     The foregoing clauses shall be construed both as objects and powers, and it is hereby expressly provided that the enumeration herein of any specific objects and powers shall not be held to limit or restrict in any way the general powers of the Corporation, nor shall such objects and powers, except when otherwise expressly provided, be in any way limited or restricted by reference to, or inference from the terms of any other clause of the Articles of Incorporation of the Corporation but the objects and powers specified in each of the foregoing clauses of this Article shall be regarded as independent objects and powers.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT

     The post-office address of the principal office of the Corporation in the State of Maryland is c/o The Prentice-Hall Corporation System, Maryland, 929 North Howard Street, Baltimore, Maryland 21201. The resident agent of the Corporation in the State of Maryland is The Prentice-Hall Corporation System, Maryland, a corporation of the State of Maryland, whose post-
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office address is 929 North Howard Street, Baltimore, Maryland 21201.

                                    ARTICLE V

                                  CAPITAL STOCK

     (1) The total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Million (200,000,000) shares, all of one class to be designated "Common Stock" of the par value of ten cents ($.10) each, and of the aggregate par value of Twenty Million Dollars ($20,000,000).

     (2) The Corporation may issue, sell, redeem, repurchase and otherwise deal in and with shares of its stock in fractional denominations and such fractional denominations shall, for all purposes, be shares of common stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation; provided that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the by-laws.

                                   ARTICLE VI

                                PREEMPTIVE RIGHTS

     No stockholder of the Corporation of any class, whether nor or hereafter authorized, shall have any preemptive or preferential or other right of purchase of or subscription to any shares of any class of stock, or securities convertible into, exchangeable for or evidencing the right to purchase stock of any class whatsoever, whether or not the stock in question be of the same class as may be held by such stockholders, and whether now or hereafter authorized and whether issued for cash, property, services and otherwise, other than such, if any, as the Board of Directors in its discretion may from time to time determine, and then only at such prices and on such terms and conditions as the
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Board of Directors may from time to time fix.

                                   ARTICLE VII

                         NUMBER AND POWERS OF DIRECTORS

     (1) The number of directors of the Corporation shall be three (3) or such other number not less than three (3) as may from time to time be specified in or fixed in the manner prescribed by the by-laws of the Corporation. The by-laws of the Corporation shall also specify the number of directors which shall be necessary to and shall constitute a quorum; provided, however, that in no case shall a quorum be less than one-third (1/3) of the total number of directors or less than two (2) directors. Unless otherwise provided by the by-laws of the Corporation, directors need not be stockholders' thereof.

     (2) The names of the directors who shall act until the first annual meeting or until their successors are duly chosen and qualify are:

                         Charles A. Fiumefreddo
                         Dennis H. Greenwald
                         Robert W. Swinarton

     (3) The Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter authorized, for such consideration as the Board of Directors may deem advisable, subject to such limitations as may be set forth in these Articles of Incorporation or in the by-laws of the Corporation or in the General Laws of the State of Maryland.

     (4) Each director and each officer of the Corporation shall be indemnified by the Corporation to the full extent permitted by the General Laws of the state of Maryland and the by-laws of the Corporation.

     (5) The Board of Directors of the Corporation may make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified


                                       -5-
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as not subject to alteration or repeal by the Board of Directors.

                                  ARTICLE VIII

                                STOCKHOLDER VOTE

     Notwithstanding any provisions of Article 23 of the General Corporation Law of the State of Maryland requiring a greater proportion than a majority of the votes of all classes or of any class of stock entitled to be cast, to take or authorize any action, the Corporation may take or authorize any such action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon.

                                   ARTICLE IX

                               PERPETUAL EXISTENCE

     The duration of the Corporation shall be perpetual.

                                    ARTICLE X

                                    AMENDMENT

     The Corporation reserves the right from time to time to make any amendment of its Articles of Incorporation now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Articles of Incorporation, of any outstanding stock.

     IN WITNESS WHEREOF, I have signed these Articles of Incorporation this 12th day of June, 1979.

                                        /s/ Dennis H. Greenwald
                                        --------------------------
                                        Dennis H. Greenwald


Witness:

/s/ Rosalie Sharin
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Rosalie Sharin